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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Bell Atlantic - Pennsylvania, Inc. on Form S-3 (File No. 33-50869), Form S-3 (File No. 33-55252) of our report dated February 5, 1997, which includes an explanatory paragraph stating that the Company changed its method of accounting for directory publishing revenues and expenses in 1996 and discontinued accounting for its operations in accordance with Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," effective August 1, 1994, on our audits of the financial statements and financial statement schedule of the Company as of December 31, 1996 and December 31, 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.



/s/  COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 25, 1997